As filed with the Securities and Exchange Commission on May 18, 2009

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BUILD-A-BEAR WORKSHOP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	43-1883836
(State of incorporation)	I.R.S. Employer Identification No.

1954 Innerbelt Business Center Drive
St. Louis, Missouri	63114
(Address of Principal Executive Offices)	(Zip Code)

BUILD-A-BEAR WORKSHOP, INC.

Second Amended and Restated 2004 Stock Incentive Plan

(Full title of the plan)

Eric Fencl

Chief Bearrister—General Counsel

Build-A-Bear Workshop®

1954 Innerbelt Business Center Dr.

St. Louis, Missouri 63114

(Name and address of agent for service)

(314) 423-8000 Ext. 5458

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common stock, par value $0.01 per share	2,236,977 shares	$4.16	$9,305,824.32	$519.27

(1)	Average of the high and low trading prices on the New York Stock Exchange on May 15, 2009, a date within five business days prior to the date of filing of this registration statement.

(2)	Because the exercise price of the stock options issuable under the plan is not currently known, the registration fee is calculated pursuant to Rules 457(c) and 457(h).

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

EXPLANATORY NOTE

On October 27, 2004, Build-A-Bear Workshop, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-120012) (the “Initial Registration Statement”) which registered 2,074,383 shares of the Registrant’s common stock, $0.01 par value (the “Common Stock”) reserved for issuance under the 2004 Stock Incentive Plan (the “Plan”). On October 29, 2004, the Registrant filed a post-effective amendment to the Initial Registration Statement (File No. 333-120021) (the “Post-Effective Amendment”) to incorporate additional documents by reference in connection with the Registrant’s initial public offering. At the Registrant’s 2009 Annual Meeting of Stockholders on May 14, 2009, the Registrant’s shareholders approved and adopted an amendment to the Plan to increase the number of shares authorized for issuance under the Plan. By this Registration Statement, the Registrant hereby registers an additional 2,236,977 shares of the Registrant’s Common Stock, authorized for issuance under the Plan as amended. In accordance with General Instruction E of Form S-8, the contents of the Initial Registration Statement and the Post-Effective Amendment are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (“Commission”) are hereby incorporated by reference into this Registration Statement and made a part hereof:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009, and the portions of Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 14, 2009 incorporated by reference into such Annual Report.

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2009.

(c) The Registrant’s Current Reports on Form 8-K, filed on March 23, 2009 and April 30, 2009.

(d) All other reports filed by the Registrant or the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above.

(e) The description of the Registrant’s Common Stock, which is contained in the Registration Statement on Form 8-A (File No. 001-32320) filed with the Commission on October 13, 2004.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on May 18, 2009.

BUILD-A-BEAR WORKSHOP, INC.

By:	/S/ MAXINE CLARK
Maxine Clark
Chief Executive Bear
(Principal Executive Officer)

By:	/S/ TINA KLOCKE
Tina Klocke
Chief Operations and Financial Bear,
Treasurer and Secretary
(Principal Financial Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Maxine Clark and Tina Klocke, or either of them singly, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and re-substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby granting unto said attorneys-in-fact and agents, and either of them singly, full power and authority to do and perform each and every act and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them singly, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MAXINE CLARK Maxine Clark	Chief Executive Bear and Chairman of the Board	May 18, 2009

/S/ MARY LOU FIALA Mary Lou Fiala	Director	May 18, 2009

/S/ JAMES M. GOULD James M. Gould	Director	May 18, 2009

/S/ LOUIS M. MUCCI Louis M. Mucci	Director	May 18, 2009

/S/ WILLIAM REISLER William Reisler	Director	May 18, 2009

/S/ COLEMAN PETERSON Coleman Peterson	Director	May 18, 2009

/S/ JOAN RYAN Joan Ryan	Director	May 18, 2009

/S/ KATHERINE SAVITT Katherine Savitt	Director	May 18, 2009

INDEX TO EXHIBITS

Exhibit	Description
5.1	Opinion of Armstrong Teasdale LLP

23.1	Consent of Armstrong Teasdale LLP (incorporated in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (see Signature Page)

99.1	Build-A-Bear Workshop, Inc. Second Amended and Restated 2004 Stock Incentive Plan